Exhibit 10(b)




                                                            August 12, 1996



Ms. Angela Toppi
Trans-Lux Corporation
110 Richards Avenue
Norwalk, CT 06854

Dear Ms. Toppi:

     We refer to the Credit Agreement dated as of August 28, 1995, between Trans-Lux Corporation, Trans-Lux Consulting Corporation, Trans-Lux Sign Corporation, Trans-Lux Montezuma Corporation and Integrated Systems Engineering, Inc. as Borrowers and First Fidelity Bank (now known as First Union Bank of Connecticut) as Lender (as amended, modified or supplemented from time to time, the "Credit Agreement"). Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Credit Agreement.

     The Borrowers have requested that the Lender modify certain of the financial covenants contained in the Credit Agreement. In consideration of the representations, warranties and covenants contained herein, each of the Borrowers and the Lender agree as follows:

     1.   The figure "$10,000,000" contained in Section 1(b) of
Schedule 6.11 to the Credit Agreement is deleted and the figure
"$12,000,000" is substituted therefor.

2.   To definition of "Fixed Charge Coverage Ratio" contained in
Annex A to the Credit Agreement is deleted and the following is substituted therefor:

     "Fixed Charge Coverage Ratio" shall mean, with respect to any Person, on a consolidated basis, at any date, the ratio of EBITDA less dividends paid by TLX to the sum of (i) Interest Expense, (ii) Current Maturities (excluding "balloon" payments but including Capital Lease Obligations), and (iii) Capital Expenditures for Rental Equipment (except that for the period from June 30, 1996 through and including March 31, 1997 such amount shall be calculated at 60%).







     Each of the Borrowers hereby restates and agrees to be bound by all the covenants contained in the Credit Agreement and the other Loan Documents and hereby reaffirms that all the representations and warranties contained in the Credit Agreement and the other Loan Dycuments remain true and correct in all material respects. Each of the Borrowers represents and confirms that no Default or Event of Default has occurred and is continuing and the Credit Agreement and the other Loan Documents are in full force and effect and enforceable against each of the Borrowers in accordance with the terms thereof.

     Please sign the enclosed copy of this letter to indicate your agreement to, and acceptance of, the terms and conditions contained herein.

                              FIRST UNION BANK OF CONNECTICUT

                              By: \s\ Anne S. Wilson
            ---------------------
                                        Anne S. Wilson
                                        Title:  Vice President


Agreed to and accepted:

TRANS-LUX CORPORATION
TRANS-LUX CONSULTING CORPORATION
TRANS-LUX SIGN CORPORATION
TRANS-LUX MONTEZUMA CORPORATION
INTEGRATED SYSTEMS ENGINEERING, INC.



By: \s\ Angela Toppi
    --------------------------------
    Angela Toppi
    Title: Senior Vice President and
           Chief Financial Officer